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                                                                     EXHIBIT 4.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
           FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE
                      EFFECTIVE FILING DATE OF MAY 27, 2003

                             ROUGE INDUSTRIES, INC.
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         ROUGE INDUSTRIES, INC. (the "Corporation") a corporation originally incorporated under the name of Rouge Steel Holding Corporation on November 12, 1996 and organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as set forth in paragraph FOURTH of this Amended and Restated Certificate of Incorporation.

         SECOND: That by the required vote of the stockholders, the stockholders of the Corporation approved the adoption of this Amended and Restated Certificate of Incorporation.

         THIRD: That this Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: That the Certificate of Incorporation of the Corporation, as amended and restated hereby, reads in its entirety as follows:

                                  ARTICLE FIRST

         The name of the Corporation is:

                             ROUGE INDUSTRIES, INC.


                                 ARTICLE SECOND

         The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware.

                                  ARTICLE THIRD

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

         SECTION 1. The total authorized capital stock of the Corporation is 96,690,400 shares, consisting of 8,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and 88,690,400 shares of Common Stock, of which 80,000,000 shares shall be Class A Common Stock, $.01 par value per share ("Class A Common Stock"), and 8,690,400 shares shall be Class B Common Stock, $.01 par value per share ("Class B Common Stock").

         SECTION 2. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.



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         SECTION 3. The Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH.

         SECTION 4. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be paid in cash or otherwise upon the Class A Common Stock and the Class B Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:

         (1)      DIVIDENDS ON CLASS A COMMON STOCK.

         Dividends on Class A Common Stock may be declared and paid in cash or shares of Class A Common Stock only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the paid in surplus attributable to the Class B Common Stock. Dividends declared and paid with respect to shares of Class A Common Stock and any adjustments to surplus resulting from either (i) the repurchase or issuance of any shares of Class A Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class A Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class A Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

         (2)      DIVIDENDS ON CLASS B COMMON STOCK.

         Dividends on the Class B Common Stock may be declared and paid in cash or shares of Class A Common Stock only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the paid in surplus attributable to the Class A Common Stock and only to the extent a dividend (equal to the per share dividend declared and paid to the holders of Class B Common Stock) is declared and paid on the Class A Common Stock. Dividends declared and paid with respect to shares of Class B Common Stock and any adjustments to surplus resulting from either (i) the repurchase of any shares of Class B Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class B Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class B Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

         SECTION 5. The holders of Class A Common Stock and Class B Common Stock shall vote together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class on all matters; provided, however, that, in addition to any other vote required, (i) any amendment, alteration or repeal of any of the provisions of this Amended and Restated Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class A Common Stock shall be subject to approval by both
(A) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock then outstanding, voting together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class A Common Stock then outstanding, voting separately as a class; (ii) the holders of Class B Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class B Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Amended and Restated Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class B Common Stock; (iii) any increase in the number of authorized shares of Class B Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock then outstanding, voting together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a class. Holders of Class A Common Stock or Class B Common Stock may not act by written consent in lieu of a meeting. Subject to adjustment pursuant to Section 10 of this Article Fourth, each holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, for each share of Class A Common Stock outstanding in his name on the stock transfer books of the Corporation and each holder of Class B Common Stock shall be entitled to 2.5 votes, in person or by proxy, for each share of Class B Common Stock outstanding in his name on the stock transfer books of the Corporation.

         SECTION 6. The affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in

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the election of directors ("Voting Stock"), voting together as a single class, shall be required to approve, adopt or authorize any of the following actions:

                  (i) a merger or consolidation of the Corporation with or into another person or entity;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution or other disposition (in one transaction or a series of transactions) to or with any entity or person of all or substantially all the assets of the Corporation or of any Subsidiary (as defined in Section 7);

                  (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                  (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction, that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or of securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any person or entity;

                  (v) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

                  (vi) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

         SECTION 7. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation, the vote of stockholders of the Corporation required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Section 7.

                  (i) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in clause
         (iii) of this Section 7:

                           (a) any merger or consolidation of the Corporation
                  with (1) any Interested Stockholder or (2) any other entity (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                           (b) the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           (c) any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           (d) any series or combination of transactions
                  directly or indirectly having the same effect as any of the foregoing; or

                           (e) any agreement, contract or other arrangement
                  providing directly or indirectly for any of the foregoing;

shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding Voting Stock (as defined above in Section 6), voting together as a single class. Such

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affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

                  (ii) The term "Business Combination" as used in this Section 7 shall mean any transaction that is referred to in any one or more of paragraphs (a) through (e) of clause (i) of this Section 7.

                  (iii) The provisions of clause (i) of this Section 7 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation, if all the conditions specified in either of the following paragraphs (a) or (b) are met:

                           (a) such Business Combination shall have been
                  approved by a majority of the Disinterested Directors; or

                           (b) all of the six conditions specified in the
                  following clauses (1) through (6) shall have been met:

                                    (1) the transaction constituting the
                           Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                            (A) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                                             (B) the Fair Market Value per share
                                    of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (2) the transaction constituting the
                           Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock in exchange for all their shares of such Voting Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                                            (A) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any share of such class or series of Voting Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                            (B) (if applicable) the highest
                                    preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in

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                                    the event of any voluntary or involuntary
                                    liquidation, dissolution or winding up of the Corporation; and

                                            (C) the Fair Market Value per share
                                    of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (3) the consideration to be received by
                           holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder, and if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and

                                    (4) after such Interested Stockholder has
                           become an Interested Stockholder and prior to the consummation of such Business Combination:

                                            (A) within the two years prior to
                                    the Announcement Date except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the outstanding Preferred Stock or class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                                            (B) within the two years prior to
                                    the Announcement Date there shall have been
                                    (I) no reduction in the annual rate of
                                    dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
                                    (II) an increase in such annual rate of
                                    dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                                            (C) such Interested Stockholder
                                    shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder; and

                                    (5) after such Interested Stockholder has
                           become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder and except in the ordinary course of business or as part of a supplier/customer relationship), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                                    (6) a proxy or information statement
                           describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).



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                  (iv) For purposes of this Section 7:

                           (a) A "person" shall mean any individual, firm,
                  corporation, partnership, trust or other entity.

                           (b) "Interested Stockholder" shall mean any person
                  (other than the Corporation or any Subsidiary) who or that:

                                    (1) is the beneficial owner, directly or
                           indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

                                    (2) is an Affiliate of the Corporation and
                           at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

                                    (3) is an assignee of or has otherwise
                           succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                           (c) A person shall be a "beneficial owner" of any
                  Voting Stock:

                                    (1) that such person or any of its
                           Affiliates or Associates beneficially owns, directly or indirectly; or

                                    (2) that such person or any of its
                           Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                                    (3) that is beneficially owned, directly or
                           indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock, but excluding any such agreement, arrangement or understanding existing on the effective date of this Amended and Restated Certificate of Incorporation and as to which the Corporation is a party.

                           (d) For the purposes of determining whether a person
                  is an Interested Stockholder pursuant to paragraph (b) of this clause (iv), the number of shares of Voting Stock deemed to be outstanding shall include all shares deemed owned by such person through application of paragraph (c) of this clause
                  (iv) but shall not include any other shares of Voting Stock that may be issuable to other persons upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                           (e) "Affiliate" and "Associate" shall have the
                  respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1994.

                           (f) "Subsidiary" shall mean any corporation a
                  majority of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one of more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this clause (iv), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity

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                  security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                           (g) "Disinterested Director" means any member of the
                  Board of Directors of the Corporation who is not an employee of the Corporation.

                           (h) "Fair Market Value" means: (1) in the case of
                  stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States national securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and
                  (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                           (i) "Announcement Date" means the date of first
                  public announcement of the proposal of the Business
                  Combination.

                           (j) "Determination Date" means the date on which the
                  Interested Stockholder became an Interested Stockholder.

                  (v) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 7, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person and (d) whether the requirements of clause (iii) of this Section 7 have been met with respect to any Business Combination; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this
         Section 7.

         SECTION 8. CONVERSION OF CLASS B COMMON STOCK.

                  (i) All or any of the shares of Class B Common Stock may be converted, at any time or from time to time in the discretion of the holders thereof into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate (as defined below).

                  (ii) Upon the death or permanent disability (as defined in the manner set forth below) of Carl L. Valdiserri, all shares of Class B Common Stock owned by any holder of shares of Class B Common Stock who has consented in writing to the conversion of such shares of Class B Common Stock pursuant to this Section 8(ii) shall be converted automatically into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate.

                  (iii) Upon the Transfer (as defined below) of any shares of Class B Common Stock, such shares of Class B Common Stock shall be converted automatically into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate.

                  (iv) For purposes of this Section 8:

                           (a) "Conversion Rate" shall mean the number of shares
                  of Class A Common Stock into which each share of Class B Common Stock shall be converted pursuant to this Section 8 determined as follows: Each share of Class B Common Stock shall be converted into one share of Class A Common Stock.

                           (b) "Designated Transferee" means: (A) members of
                  Carl L. Valdiserri's immediate family (including parents, siblings, spouse and children, whether by birth or by adoption); (B) any one or more charitable or other trusts which are established in connection with the estate planning of Carl L. Valdiserri or in connection with Carl L. Valdiserri's estate, in each case where the beneficiaries of such trusts are the beneficiaries of Carl L. Valdiserri's estate; (C) any one or more trusts for the sole benefit of Carl L. Valdiserri or one or more of the persons referred to in clause (A) of this definition; (D) any corporation all of whose issued and outstanding voting capital stock is held legally and beneficially and of record by Carl L. Valdiserri; provided that in each case (i) Carl L. Valdiserri retains sole voting power with respect to the Class B Common Stock held by any person or entity referred to in clause (1) (A), (B), (C) or (D) of this definition and (ii) the person or entity referred to in clause (1) (A), (B), (C) or (D) of this definition consents to the conversion of any Class B Common Stock held by them pursuant to and upon the occurrence of the events defined in Section 8 (ii) of this Article.

                           (c) "Affiliate" shall mean, as to any person, any
                  other person that directly or indirectly controls, or is under common control with, or is controlled by, such person, and if such person is an individual, any member of the immediate family (including parents, siblings, spouse and children, whether by birth or by adoption) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                           (d) "Transfer" shall mean the conveyance, sale,
                  lease, assignment, granting of any lien on or other transfer or disposition of any share of capital stock of the Corporation (or any legal or beneficial interest therein), in each case other than to a Designated Transferee; provided, however, that a pledge of capital stock shall not be deemed a "Transfer" hereunder if the pledgor retains beneficial ownership of the stock and Carl L. Valdiserri retains sole voting power with respect to the stock, but any Transfer by the pledgee shall be deemed a Transfer within the meaning of this Section 8. Any shares of capital stock of the Corporation held by a Designated Transferee that ceases to meet the definition of Designated Transferee set forth in paragraph (b) above shall be deemed to be the subject of a Transfer within the meaning of this Section 8 on the date such stockholder ceases to meet the definition of Designated Transferee.

                           (e) A determination of permanent disability of Carl
                  L. Valdiserri shall be established upon (1) any final judicial determination of the permanent disability or incapacity of Carl L. Valdiserri, (2) the delivery to the Corporation of a certificate of a qualified medical doctor, selected by the Board of Directors of the Corporation for such purpose, to the effect that Carl L. Valdiserri is unable to perform such duties of his office because of a permanent physical or mental incapacity or (3) any failure by Carl L. Valdiserri to make himself reasonably available for an examination by such medical doctor.

                  (v) No fraction of a share of Class A Common Stock shall be issued in connection with the conversion of shares of Class B Common Stock into Class A Common Stock, but in lieu thereof, each holder of Class B Common Stock who would otherwise be entitled to a fractional interest of a share of Class A Common Stock shall receive a cash payment (without interest) (the "Fractional Payment") equal to the product of (A) the fraction of a share of Class A Common Stock to which such holder would otherwise have been entitled and (B) the Average Market Price Per Share of the Class A Common Stock on the Conversion Date (as defined below).

                  (vi) No adjustments in respect of dividends shall be made upon the conversion of any shares of Class B Common Stock; provided, however, that if the Conversion Date with respect to Class B Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the conversion of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

                  (vii) At such time or times as any holder of Class B Common Stock exercises the right to cause all or any of the shares of Class B Common Stock to be converted into Class A Common Stock in accordance with clause (i) of this Section 8, such holder shall give notice of such conversion to the Corporation, Attention: Secretary, by mailing by first-class mail a notice of such conversion (the "Conversion Notice"), not less than ten (10) nor more than thirty (30) days prior to the date fixed for such conversion (the "Conversion Date").

                  (viii) Before any holder of Class B Common Stock shall be entitled to receive certificates representing such shares of Class A Common Stock upon conversion of shares of Class B Common Stock as provided in this Section 8, such holder shall surrender to the Corporation certificates for such shares of Class B Common Stock, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of certificates representing such shares of Class B Common Stock issue and deliver at the office of the transfer agent representing the Class A Common Stock to Carl L. Valdiserri or any Designated Transferee, or to their nominee or nominees, certificates representing the number of shares of Class A Common Stock to which Carl L. Valdiserri or any Designated Transferee shall be entitled as aforesaid.

                  (ix) From and after any applicable Conversion Date or any automatic conversion described above, all rights of a holder of shares of Class B Common Stock which were converted into shares of Class A Common Stock shall cease except for (a) the right to receive certificates representing shares of Class A Common Stock as contemplated by clauses (i), (ii) and (iii) of this Section 8, (b) the right to receive any Fractional Payment as contemplated by clause (v) of this Section 8 and (c) the right to dividends as provided in clause
         (vi) of this Section 8.

                  (x) At such time as any Conversion Notice is delivered with respect to any shares of Class B Common Stock, or at the time of the Conversion Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the automatic conversion of the number of shares of Class B Common Stock provided for in clause (ii) or (iii) of this Section 8 or to be specified in the applicable Conversion Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock, by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation.

                  (xi) The Conversion Rate shall be subject to adjustment from time to time as follows:

                           (a) In case the Corporation shall (1) pay a dividend
                  or make a distribution on its Class A Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Class A Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Class A Common Stock into a greater number of shares or (3) combine its outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the Conversion Rate in effect immediately prior thereto shall be adjusted retroactively so that the holder of any shares of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class B Common Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (b) In case the Corporation shall issue rights or
                  warrants to all holders of its Class A Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the current market price per share (determined as provided below) of the Class A Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock that the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Class A Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Class A Common Stock actually delivered upon the exercise of such rights or warrants, rather than upon the number of shares of Class A Common Stock offered for subscription or purchase. For the purposes of this subparagraph (b), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                           (c) In case the Corporation shall, by dividend or
                  otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (a) and (b) above), then in each such case the Conversion Rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Class A Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Class A Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                           (d) For the purpose of any computation under
                  subparagraphs (b) and (c), the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing with the 30th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, in the NASDAQ National Market System or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of

                  Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

                           (e) No adjustment in the Conversion Rate shall be
                  required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided further, however, that any adjustments which by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause (xi) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (f) Whenever the Conversion Rate is adjusted as
                  provided in any provision of this clause (xi):

                                    (1) the Corporation shall compute the
                           adjusted Conversion Rate in accordance with this clause (xi) and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Class B Common Stock; and

                                    (2) a notice stating that the Conversion
                           Rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to each holder of record of Class B Common Stock at such holder's address as it shall appear upon the stock transfer books of the Corporation.

                           (g) In the event that at any time, as a result of any
                  adjustment made pursuant to this clause (xi), the holder of any shares of Class B Common Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Class B Common Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this clause (xi) with respect to the Class A Common Stock.

                  (xii) In case of any reclassification of the Class A Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Class A Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Class B Common Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (xiii) The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Class B Common Stock, such number of shares of its Class A Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Class A Common Stock if at any time the number of shares of Class A Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Class B Common Stock.

         If any shares of Class A Common Stock required to be reserved for purposes of conversion of the Class B Common Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Class A Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Class A Common Stock issuable upon conversion of the Class B Common Stock.

         The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Class A Common Stock (or other securities or assets) in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         Before taking any action that would cause an adjustment reducing the Conversion Rate, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate as so adjusted.

                  (xiv) In case:

                           (a) the Corporation shall (1) declare any dividend
                  (or any other distribution) on its Class A Common Stock, other than (A) a dividend payable in shares of Class A Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of ten percent (10%) of the then outstanding shares of Class A Common Stock; or

                           (b) the Corporation shall authorize the granting to
                  the holders of Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (a)(1)(B) of clause (xi) of this
                  Section 8; or

                           (c) of any reclassification of Class A Common Stock
                  (other than a subdivision or combination of the outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property; or

                           (d) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Class B Common Stock, and shall cause to be mailed to each holder of record of the outstanding Class B Common Stock, at such holder's address as it shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but neither the failure so to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         SECTION 9. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are entitled, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, ratably in proportion to the number of shares held by them, respectively, together with any other stockholder entitled to participate in such liquidation, dissolution or winding up on a parity with the Class A Common Stock and the Class B Common Stock.

         SECTION 10. SUBDIVISION OR COMBINATION.

         (1) If the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock or Class B Common Stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights specified in Section 5 of this Article Fourth of Class B Common Stock relative to Class A Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any class. Distribution by the Corporation of shares of any class of its common stock as a dividend on any other class of its common stock shall not require an adjustment pursuant to this
Section 10.

         (2) The determination of any adjustment required under this Section 10 shall be made by the Corporation's Board of Directors; any such determination shall be binding and conclusive upon all holders of shares of all classes of the Corporation's common stock. Following any such determination, the Secretary of the Corporation shall maintain a record of any such adjustment.

         SECTION 11. Any Preferred Stock, Class A Common Stock or Class B Common Stock, authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

         SECTION 12. If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

                                  ARTICLE FIFTH

         The Corporation is to have perpetual existence.

                                  ARTICLE SIXTH

         The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                 ARTICLE SEVENTH

         SECTION 1. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of Directors of the Corporation shall be not less than six and not more than nine. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, in case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may, and the stockholders shall not be entitled to, elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

         SECTION 2. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes:
Class I, Class II and Class III. Within the limits specified in this Article Seventh and the By-Laws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors; provided, however, that the number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The terms of office of the classes of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I at the annual meeting held in 1994, Class II at the annual meeting held in 1995 and Class III at the annual meeting held in 1996, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual meeting, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 3. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         SECTION 4. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                           (a) To make, alter, amend and repeal the By-Laws of
                  the Corporation.

                           (b) To remove at any time any officer elected or
                  appointed by the Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

                           (c) From time to time to fix and to vary the sum to
                  be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock as provided by law.

                           (d) From time to time to determine whether and to
                  what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

                           (e) The Corporation may by its By-Laws confer upon
                  the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.

                                 ARTICLE EIGHTH

         Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.

                                  ARTICLE NINTH

         In addition to any requirement of law and any other provision of this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal this Amended and Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article Ninth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, Rouge Industries, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 21st day of May, 2003.



                                          By:   /s/ Gary P. Latendresse
                                                -----------------------
                                                Name:    Gary P. Latendresse
                                                Title:   Vice Chairman and
                                                         Chief Financial Officer



ATTEST


/s/ Martin Szymanski
--------------------
Secretary